Exhibit 10.16

                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                                    CNS, INC.
                                       AND
                                RICHARD E. JAHNKE



         THIS AGREEMENT, made and entered into in the City of Bloomington, State of Minnesota, as of the 15th day of April, 1996, by and between CNS, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation") and Richard E. Jahnke ("Employee");

                                    ARTICLE 1
                                   EMPLOYMENT

         1.1 The Corporation hereby employs Employee and Employee agrees to work for Corporation at such duties as are assigned to him from time to time by the directors and officers of the Corporation.

                                    ARTICLE 2
                                      TERM

         2.1 The term of this Agreement shall be for a period of one (1) year from the date hereof, unless sooner terminated as hereinafter provided. The Agreement shall thereafter continue in effect from year to year unless altered or terminated as hereinafter provided.

                                    ARTICLE 3
                                     DUTIES

         3.1 Employee agrees, unless otherwise specifically authorized by the Corporation, to devote his full time and effort to his duties for the profit, benefit and advantage of the business of the Corporation.

                                    ARTICLE 4
                                  COMPENSATION

         4.1 The Corporation agrees to pay Employee a salary of One Hundred Fifty Thousand Dollars ($150,000) per year, payable bi-monthly, as adjusted from time to time by the Corporation's Board of Directors; an automobile expense allowance of $500 per month; and other benefits as adopted from time to time by the Corporation. In addition, Employee may earn cash bonus amounts as established by the Corporation's Board of Directors from time to time.

                                    ARTICLE 5
                                    INSURANCE

         5.1 Employee agrees that the Corporation may, from time to time, apply for and take out in its own name and at its own expense, life, health, accident, or other insurance upon Employee that the Corporation may deem necessary or advisable to protect its interests hereunder; and Employee agrees to submit to any medical or other examination necessary for such purposes and to assist and cooperate with the Corporation in preparing such insurance; and Employee agrees that he shall have no right, title, or interest in or to such insurance.

                                    ARTICLE 6
                                 NONCOMPETITION

         6.1      The Corporation and the Employee acknowledge that:

                  a.       The Corporation's business is highly competitive;

                  b. The essence of such business consists of confidential information and trade secrets as described in Article 7, all of which are zealously protected and kept secret by the Corporation;

                  c. In the course of his employment, Employee will acquire the information described in Article 7 and that the Corporation would be adversely affected if such information subsequently, and in the event of the termination of the Employee's employment, is used for the purposes of competing with the Corporation;

                  d. The Corporation markets its products throughout the United States; and

                  e. For these reasons, both the Corporation and the Employee further acknowledge and agree that the restrictions contained herein are reasonable and necessary for the protection of their respective, legitimate interests.

         6.2 Employee agrees that from and after the date hereof for the term of employment specified in Article 2 above and one (1) year after termination of his employment with the Corporation, he will not, without the express written permission of the Corporation, directly or indirectly own, manage, operate, control, lend money to, endorse the obligations of, or participate or be connected as an officer, 5% or more stockholder of a publicly-held company, stockholder of a closely-held company, employee, partner, or otherwise, with any enterprise or individual engaged in the business of developing, manufacturing or marketing products that have been, are being or are planned to be developed by the Corporation and will not in any manner, either directly or indirectly, compete with the Corporation in such business. It is understood and acknowledged by both parties that, inasmuch as the Corporation's products are marketed worldwide, this covenant not to compete shall be enforced throughout the United States and in any other country in which the Corporation is doing business as of the date of Employee's termination of employment and in any country for which the Corporation has developed or is in the process of developing a marketing plan for its products, even if such plan is not yet in effect.

         6.3 Employee, during the term of his employment by the Corporation, shall at all times keep the Corporation informed of any business activity and outside employment, and shall not engage in any activity or employment which may be in conflict with the Corporation's interests.

         6.4 If the Employee should breach any of the provisions of this Article 6, Corporation may enjoin him from continued breach, in addition to pursuing any other available legal and equitable remedies.

                                    ARTICLE 7
                   CONFIDENTIAL INFORMATION AND TRADE SECRETS

         7.1 Employee has acquired and will acquire information and knowledge respecting the intimate and confidential affairs of the Corporation including, without limitation, confidential information with respect to the Corporation's products, packages, improvements, designs, practices, sales or distribution methods and other confidential information pertaining to the Corporation's business or financial affairs, which may or may not be patentable, which are developed by the Corporation at considerable time and expense, and which could be unfairly utilized in competition with the Corporation. The term "trade secret" shall be defined as follows:

         A trade secret may consist of any formula, pattern, device or compilation of information which is used in one's business, and which gives him an opportunity to obtain an advantage over competitors who do not know or use it.

Accordingly, Employee agrees that he shall not, during the period of his employment hereunder or thereafter, use for his own benefit such confidential information or trade secrets acquired during the term of his employment by the Corporation. Further, during the period of his employment hereunder and thereafter, the Employee shall not, without the written consent of the Board of Directors of the Corporation or a person duly authorized thereby, disclose to any person, other than an employee of the Corporation or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Employee of his duties, any confidential information or trade secrets obtained by him while in the employ of the Corporation.

         7.2 Upon termination of employment, Employee agrees to deliver to the Corporation all materials that include confidential information or trade secrets, such as customer lists, product formulations, instruction sheets, drawings, manuals, letters, notes, notebooks, books, reports and copies thereof, and all other materials of a confidential nature which belong to or relate to the business of the Corporation.

                                    ARTICLE 8
                           IMPROVEMENTS AND INVENTIONS

         8.1 Employee shall promptly and fully disclose to the Corporation, any and all ideas, improvements, discoveries and inventions, whether or not they are believed to be patentable (all of which are hereinafter referred to as "Inventions"), which Employee conceives or first actually reduces to practice, either solely or jointly with others, during the period of Employee's employment or within two years after termination of employment, and which relate to the business now or hereafter carried on or presently part of the business plan of the Corporation or which results from any work performed by Employee for the Corporation.

         8.2 All such Inventions shall be the sole and exclusive property of the Corporation, and during the term of his employment and thereafter, whenever requested to do so by the Corporation, Employee shall execute and assign any and all applications, assignments and other instruments which the Corporation shall deem necessary or convenient in order to apply for and obtain Letters Patent of the United States and/or of any foreign countries for such Inventions and in order to assign and convey to the Corporation or its nominee the sole and exclusive right, title and interest in and to such Inventions, and Employee will render aid and assistance in any interference or litigation pertaining thereto, all expenses reasonably incurred by Employee at the request of the Corporation shall be borne by the Corporation.

         8.3 To the extent, if any, that Minnesota law is determined to apply to the enforceability of this Agreement, Minnesota Statute Section 181.78 provides that the Agreement does not apply, and written notification is hereby given to the Employee that this Agreement does not apply, to an Invention for which no equipment, supplies, facility or trade secret information of the Corporation was used and which was developed entirely on the Employee's own time, and (1) which does not relate (a) directly to the business of the Corporation, or (b) to the Corporation's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the Employee for the Corporation.

                                    ARTICLE 9
                              JUDICIAL CONSTRUCTION

         9.1 The Employee believes and acknowledges that the provisions contained in this Agreement, including the covenants contained in Articles 6, 7 and 8 of this Agreement, are fair and reasonable. Nonetheless, it is agreed that if a court finds any of these provisions to be invalid in whole or in part under the laws of any state, such finding shall not invalidate the covenants, nor the Agreement in its entirety, but rather the covenants shall be construed and/or blue-lined, reformed or rewritten by the court as if the most restrictive covenants permissible under applicable law were contained herein.

                                   ARTICLE 10
                           RIGHT TO INJUNCTIVE RELIEF

         10.1 Employee acknowledges that a breach by the Employee of any of the terms of Articles 6, 7, or 8 of this Agreement will render irreparable harm to the Corporation; and that the Corporation shall therefore be entitled to any and all equitable relief, including, but not limited to, injunctive relief, and to any other remedy that may be available under any applicable law or agreement between the parties, and to recover from the Employee all costs of litigation including, but not limited to, attorneys' fees and court costs.

                                   ARTICLE 11
                                   TERMINATION

         11.1 Either party shall have the right to terminate this Agreement upon ninety (90) days' notice to the other, and the Corporation shall pay Employee until the date of termination, unless the Corporation terminates the Agreement because the Employee has violated either Articles 6, 7 or 8, in which case no additional compensation shall be payable to Employee. Employee acknowledges that any employment and compensation can be terminated with or without cause at any time by the Corporation, except as provided in Article 12.

                                   ARTICLE 12
                      TERMINATION UPON A CHANGE IN CONTROL

         12.1 Notwithstanding Section 11.1, if a Change in Control occurs during the term of this Agreement, and if Employee's employment is terminated during the 12 month period following the date of the Change in Control (i) by the Corporation other than for Cause, death or Disability or (ii) by Employee for Good Reason, then Employee shall be entitled to a lump sum payment equal to two times the cash compensation paid to Employee in the year prior to termination and all outstanding options to purchase common stock held by Employee shall immediately become fully vested and exercisable.

         12.2 For purposes of this Agreement, a "Change in Control" of the Corporation shall mean a change in control which would be required to be reported in response to Item 1 of Form 8-K promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirements including, without limitation, if:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding securities; or

                  (ii) there ceases to be a majority of the Board of Directors comprised of: (A) individuals who on the date hereof constituted the Board of the Corporation; and (B) any new director who subsequently was elected or nominated for election by a majority of the directors who held such office immediately prior to a Change in Control.

         12.3 Termination by the Corporation of Employee's employment for "Cause" during the 12 month period following a Change in Control shall mean termination due to: (i) gross neglect by Employee of his duties to the Corporation, or gross breach by Employee of the Corporation's reasonable policies that have been previously communicated to Employee, which in each case is not cured by Employee within 15 days after written notice by the Corporation to Employee describing the gross neglect or gross breach; (ii) the violation by Employee of Articles 6,7 or 8 of this Agreement; or (iii) the conviction of Employee by a court of competent jurisdiction of felony criminal conduct related to the conduct of business.

         12.4 Employee shall be entitled to terminate his employment during the 12 month period following a Change in Control for Good Reason, which shall mean, without Employee's express written consent, any of the following:

                  (i) a reduction by the Corporation in Employee's annual compensation in effect immediately prior to a Change in Control;

                  (ii) the assignment to Employee of any duties inconsistent with Employee's status or position with the Corporation, or a substantial alteration in the nature or status of Employee's responsibilities from those in effect immediately prior to the Change in Control;

                  (iii) the relocation of the Corporation's principal executive offices to a location more than fifty miles from their current location, or the Corporation requiring Employee to be based anywhere other than the Corporation's principal executive offices except for required travel on the Corporation's business to an extent substantially consistent with Employee's business travel obligations immediately prior to the Change in Control;

                  (iv) the material reduction by the Corporation of the benefits enjoyed by Employee under any of the Corporation's pension, life insurance, medical, health and accident, disability, deferred compensation, incentive awards, incentive stock options, or savings plans in which Employee was participating immediately prior to the Change in Control, or the material reduction by the Corporation of any material fringe benefit enjoyed by Employee immediately prior to the Change in Control;

                  (v) the failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Article 14; or

                  (vi) any purported termination of Employee's employment which is not made pursuant to a Notice of Termination satisfying the requirements of Section 12.6 below.

Notwithstanding the foregoing, unless the Employee gives a Notice of Termination satisfying the requirements of Section 12.6 below within 45 days of the occurrence of an event constituting Good Reason, the Employee shall have waived his rights under this Agreement for any benefits arising out of that event.

         12.5 Termination by the Corporation of Employee's employment for "Disability" during the 12 month period following a Change of Control shall mean termination as a result of the Employee's incapacity due to physical or mental illness, which has caused the Employee to have been absent from the full-time performance of Employee's duties with the Corporation for five consecutive months, and within 30 days after written Notice of Termination is given the Employee shall not have returned to the full-time performance of the Employee's duties.

         12.6 Any purported termination of Employee's employment by the Corporation or by Employee following a Change in Control shall be communicated by written Notice of Termination to the other party hereto and shall indicate the specific termination provision in this Agreement relied upon and shall set forth the facts and circumstances claimed to provide a basis for termination of Employee's employment under this Agreement. Notice of termination and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the last known residence address of the Employee or, in the case of the Corporation, to its principal office to the attention of the Chief Executive Officer of the Corporation with a copy to its Secretary, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         12.7 If a determination is made by legislation, regulations, rulings directed to the Corporation or the Employee, or court decision that the aggregate amount of any payment made to the Employee hereunder, or pursuant to any plan, program or policy of the Corporation in connection with, on account of, or as a result of, a Change in Control constitutes "excess parachute payments" as defined in Section 280G of the Internal Revenue Code subject to the excise tax provisions of Section 4999 of the Code, or any successor sections thereof, the Employee shall be entitled to receive from the Corporation, in addition to any other amounts payable hereunder, an amount which shall be equal to such excise tax, plus, on a net after-tax basis, an amount equal to the aggregate amount of any interest, penalties, fines or additions to any tax, including income tax, which are imposed in connection with the imposition of such excise tax. Such amount shall be payable to the Employee as soon as may be practicable after such final determination is made. The Employee and the Corporation shall mutually and reasonably determine whether or not such determination has occurred or whether any appeal to such determination should be made.

                                   ARTICLE 13
                         CESSATION OF CORPORATE BUSINESS

         13.1 This Agreement shall cease and terminate if the Corporation shall discontinue its business, and all rights and liabilities thereunder shall cease, except as provided in Article 14.

                                   ARTICLE 14
                                   ASSIGNMENT

         14.1 The Corporation shall have the right to assign this contract to its successors or assigns, and all covenants or agreements hereunder shall inure to the benefit of and be enforceable by or against its successors or assigns.

         14.2 The terms "successors" and "assigns" shall include any corporation which buys all or substantially all of the Corporation's assets, or a controlling portion of its stock, or with which it merges or consolidates.

                                   ARTICLE 15
                    FAILURE TO DEMAND, PERFORMANCE AND WAIVER

         15.1 The Corporation's failure to demand strict performance and compliance with any part of this Agreement during the Employee's employment shall not be deemed to be a waiver of the Corporation's rights under this Agreement or by operation of law. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

                                   ARTICLE 16
                                ENTIRE AGREEMENT

         16.1 The Corporation and Employee acknowledge that this Agreement contains the full and complete agreement between and among the parties, that there are no oral or implied agreements or other modifications not specifically set forth herein, and that this Agreement supersedes any prior agreements or understandings, if any, between the Corporation and Employee, whether written or oral. The parties further agree that no modifications of this Agreement may be made except by means of a written agreement or memorandum signed by the parties.

                                   ARTICLE 17
                                  GOVERNING LAW

         17.1 The parties acknowledge that the Corporation's principal place of business is located in the State of Minnesota, that this Agreement has been entered into in the State of Minnesota and that they wish legal certainty and predictability as to the terms of their undertaking. Accordingly, the parties hereby agree that this Agreement shall be construed in accordance with the laws of the State of Minnesota.

         IN WITNESS WHEREOF, the Corporation has hereunto signed its name and Employee hereunder has signed his name, all as of the day and year first-above written.


                                                        CNS, INC.


                                                     By /s/ Daniel E. Cohen
                                                        ------------------------
                                                        Daniel E. Cohen, M.D.
                                                        Chief Executive Officer


                                                        EMPLOYEE


                                                        /s/ Richard E. Jahnke
                                                        ------------------------
                                                        Richard E. Jahnke